SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 16, 2007 (October 11, 2007)
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01: Entry into a Material Definitive Agreement

Grant of "Joseph" Petroleum Exploration License

On October 11, 2007, the Israeli Petroleum Commissioner issued to Zion Oil & Gas, Inc. petroleum exploration License No. 339/ "Joseph". The Joseph License covers an area of 337,000 dunam (approximately 83,272 acres) south of the company's 319,000 dunam (approximately 78,824 acre) Asher-Menashe License. The Joseph License is located on the Israeli coastal plain between Netanya in the south and Caesarea in the north. The License has a three-year primary term, commencing October 11, 2007 through October 10, 2010, and may be extended for additional periods up to a maximum of seven years as provided by the Israeli Petroleum Law.

Under the terms of the Joseph License, Zion must commence a well to a Triassic Age target (approximately 4,500 meters) by July 1, 2009. Additional terms of the License require the company to prepare and submit during the license's primary term various geological and geophysical studies. The date by which the well must be commenced may be extended by the Petroleum Commissioner giving consideration to the circumstances.

Item 9.01: Financial Statements and Exhibits

Exhibit 10.1 Petroleum Exploration License No. 339/ "Joseph" (translation)

SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 16, 2007

Zion Oil and Gas, Inc.

By: /s/ Richard J. Rinberg

Richard Rinberg

Chief Executive Officer